UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018 (May 14, 2018)

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2018, CatchMark Timber Operating Partnership, L.P, a wholly owned subsidiary of CatchMark Timber Trust, Inc. (“CatchMark”), entered into a letter agreement (the “CTT Equity Commitment Letter”) providing for a $227.5 million equity investment in Creek Pine Holdings, LLC (“Holdings”), to be funded using a combination of cash-on-hand and borrowings under CatchMark’s senior credit facility (the “Investment”). Also on that date Holdings entered into letter agreements with affiliates of BTG Pactual Timberland Investment Group, Highland Capital Management, Medley Capital LLC and other equity investors (collectively, the “Outside Investors”) providing for aggregate investments of $665.0 million before deducting original issuance discounts by the Outside Investors into Holdings in connection with the establishment of a joint venture, TexMark Timber Treasury (“Triple T”).

The purpose of Triple T is to complete the transactions contemplated by the Crown Pine Purchase Agreement (“Crown Pine Purchase Agreement”) by and among Holdings, Crown Pine Timber 1, L.P., (“CP Timber 1”), Crown Pine Parent, L.P. (“CP Parent”), Crown Pine REIT, Inc. (“CP REIT”) and GPT1 LLC (together with CP Parent and CP REIT, the “Sellers”). The Crown Pine Purchase Agreement provides for the acquisition by Holdings of all of the outstanding partnership interests in CP Timber 1 for approximately $1.39 billion in cash (the “Acquisition”), subject to certain adjustments. CP Timber 1 and its subsidiaries are the fee simple owners of 1,099,875 gross acres of fee simple lands located in Southeast Texas.

The purchase price will be financed through the proceeds of the equity contributions to Holdings described above and up to a $650 million, seven-year term loan to be made pursuant to the terms and conditions of a debt commitment letter, dated May 14, 2018 between Holdings and CoBank ACB. Borrowings under the term loan will bear interest at a floating rate equal to LIBOR or a base rate, plus a margin determined based upon a loan-to-value ratio and will be secured by all of the assets of CP Timber 1, its subsidiaries and certain related entities of Triple T.

The purchase price is subject to customary adjustments based upon:

•	CP Timber 1’s working capital, cash and cash equivalents, and indebtedness at closing;

•	capital expenditures and amounts of timber harvested;

•	casualty losses in excess of $5.0 million; and

•	certain land sales and condemnations.

The closing of the transactions contemplated by the Crown Pine Purchase Agreement is subject to certain conditions, including (i) the absence of any law or governmental order prohibiting the acquisition, (ii) the receipt of certain third-party contractual consents, amendments and estoppels, (iii) accuracy of the parties’ representations and warranties and compliance by the parties with their obligations under the Crown Pine Purchase Agreement, (iv) delivery of title insurance policies and related matters, (v) the absence of any casualty losses with respect to the property in excess of $50.0 million, and (vi) the satisfactory remediation of certain environmental matters.

If the closing of the transactions contemplated by the Crown Pine Purchase Agreement does not occur within 120 days after its execution (subject to a 60 day extension, if necessary, in order to obtain certain contractual consents), the parties have the option to terminate the agreement at any time thereafter. Each of Holdings and the Sellers also have the right to terminate the Crown Pine Purchase Agreement upon certain specified breaches of the agreement by the other party.

Holdings will make a $30.0 million earnest money deposit in connection with the execution of the Crown Pine Purchase Agreement. If the Sellers terminate the Crown Pine Purchase Agreement (i) because Holdings fails to complete the closing or otherwise breaches the agreement, (ii) the conditions to closing under the agreement have been satisfied and (iii) both the debt financing and the preferred equity financing described above are available to be funded, the Sellers are entitled to retain the entire earnest money deposit and terminate the Crown Pine Purchase Agreement. If the Sellers terminate the Crown Pine Purchase Agreement when the conditions to closing have been satisfied, but either the debt financing or the preferred equity financing are not available to be funded, the Sellers are entitled to retain $5.0 million of the earnest money deposit, with the balance being returned to Holdings.

The Crown Pine Purchase Agreement contains provisions obligating Holdings or the Sellers to indemnify the other party in the event of certain breaches of the representations and warranties and other matters set forth in the Crown Pine Purchase Agreement, subject in certain instances to specified per-event and aggregate deductibles, caps and other limitations.

In connection with the completion of the transactions contemplated by the Crown Pine Purchase Agreement, Holdings and the Outside Investors will enter into an agreement of limited partnership in connection with Triple T (the “Joint Venture Agreement”). The terms of the Joint Venture Agreement are expected to provide for a term of five years (extendable to seven and 10 years), a board where designees of Holdings will hold the majority of the votes, major decision rights in favor of a supermajority group of directors that include board members designated by the Outside Investors and certain refinancing options in favor of CatchMark and Holdings.

In addition, the terms of the Joint Venture Agreement and certain related agreements are expected to provide a waterfall for cash distributions with the following priority: Outside Investors and Holdings would each respectively receive a return of capital plus a 10.25% preferred return, payable in kind, followed by a sharing of remaining cash distributions among Holdings and the Outside Investors. The sharing of remaining cash distributions is expected to be (x) to the extent the Outside Investors receive a return of capital within the first two years, 80% to Holdings and 20% to the Outside Investors and (y) 30% to Holdings and 70% to the Outside Investors until the Outside Investors receive a 12.5% return, after which point the sharing is 50% to Holdings and 50% to the Outside Investors. In addition, cash distributions to the Outside Investors in the first four years will be subject to certain repayment premiums

In connection with the Joint Venture Agreement, an indirect subsidiary of CatchMark is expected to enter into an asset management agreement, pursuant to which such subsidiary will receive an initial asset, management fee equal to approximately 1.1% of the purchase price for the Acquisition multiplied by the Outside Investor’s relative equity percentage. The fee is subject to step-down if certain return thresholds are not met with respect to the Outside Investors and the asset management agreement is subject to termination upon certain events related to cause, performance, change of control and key man departures.

The foregoing descriptions of the Crown Pine Purchase Agreement and the CTT Equity Commitment Letter (the “Transaction Agreements”) and the transactions contemplated thereby do not purport to be complete descriptions and are subject to and qualified in their entirety by reference to the Transaction Agreements, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively, the terms of which are incorporated herein by reference.

The Transaction Agreements and the summaries of each have been included to provide investors with information regarding their terms. The representations, warranties and covenants contained in the Transaction Agreements (i) were made solely for purposes of each such Transaction Agreement and as of the date thereof, (ii) were solely for the benefit of the parties to each such Transaction Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to each such Transaction Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties thereto instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of CatchMark. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CatchMark or CP Timber 1. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each such Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by CatchMark.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The closing of the proposed transaction is subject to customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected timeframe or at all. Forward-looking statements related to the proposed transaction include, but are not limited to, statements about the expected benefits of the proposed transaction, including anticipated financial and operating results and future returns to stockholders of CatchMark; CatchMark’s plans, objectives, expectations, projections and intentions; the expected timing of the completion of the proposed transaction; integration plans; and other statements that are not historical facts. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by our forward-looking statements including, but not limited to the risks that the conditions to the closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction may be longer than contemplated for various reasons; the acquired assets and operations may not be integrated successfully or integration costs may be higher than anticipated; the expected benefits of and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related matters; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, and management and other employees; and litigation risks related to the proposed transaction. With respect to the ongoing business of CatchMark , including if the proposed transaction is consummated, these risks and uncertainties include, but are not limited to, (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving stockholder value over the long-term; (x) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xi) the factors described in Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to update our forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The audited financial statements of CP Timber 1 as of December 31, 2017, 2016 and 2015 and for the three years ended December 31, 2017 and the notes thereto are filed as Exhibit 99.1 to this report.

The unaudited financial statements of CP Timber 1 as of March 31, 2018 and December 31, 2017 and for the three months ended March 31, 2018 and 2017 and the notes thereto are filed as Exhibit 99.2 to this report.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information reflecting the Investment as of January 1, 2017 and March 31, 2018 and the notes thereto are filed as Exhibit 99.3 to this report. They are not necessarily indicative of the operating results or financial position that would have been achieved had the Investment been consummated as of the dates indicated or of the results that may be obtained for future periods.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit	Description

2.1	Crown Pine Purchase Agreement, dated as of May 14, 2018, by and among Creek Pine Holdings, LLC, Crown Pine Parent, L.P., Crown Pine REIT, Inc., GPT1, LLC and Crown Pine Timber 1, L.P.*

10.1	Equity Commitment Letter, dated May 14, 2018, between CatchMark Timber Operating Partnership, L.P. and Creek Pine Holdings, LLC.

23.1	Consent of KPMG US LLP, Independent Registered Public Accounting Firm.

99.1	Audited financial statements of CP Timber 1 as of December 31, 2017, 2016 and 2015 and for the three years ended December 31, 2017 and the notes thereto.

99.2	Unaudited financial statements of CP Timber 1 as of March 31, 2018 and December 31, 2017 and for the three months ended March 31, 2018 and 2017 and the notes thereto.

99.3	Unaudited pro forma condensed consolidated financial information reflecting the Investment as of January 1, 2017 and March 31, 2018 and the notes thereto.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CatchMark agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to CatchMark’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Brian M. Davis
Brian M. Davis
Senior Vice President and Chief Financial Officer

Dated: May 18, 2018